UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 6, 2015

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000 Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                   Regulation FD Disclosure.

As previously disclosed in that certain Current Report on Form 8-K, dated April 1, 2015, on March 31, 2015, SEP Holdings III, LLC (“Seller”), a wholly owned subsidiary of Sanchez Energy Corporation (the “Company”), completed the sale of escalating amounts of partial working interests in 59 wellbores located in Gonzales County, Texas and associated assets with Sanchez Production Partners LP (the “Partnership”) and the Partnership’s wholly owned subsidiary, SEP Holdings IV, LLC (“Buyer”), for consideration consisting of $83,000,000 ($81,602,351.42 as adjusted) cash paid to the Seller by the Buyer and 1,052,632 common units of the Partnership valued at approximately $2,000,000 issued to the Seller, subject to post-closing adjustments.  On April 6, 2015, the Company released an investor presentation with respect to the transaction and issued a press release with respect to the investor presentation, copies of which are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Investor presentation dated April 2015 with respect to the transaction.
99.2	Press release dated April 6, 2015 with respect to the investor presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: April 6, 2015	By:	/s/ Michael G. Long
Michael G. Long
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Investor presentation dated April 2015 with respect to the transaction.
99.2	Press release dated April 6, 2015 with respect to the investor presentation.